UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported)	May 2, 2024

CORNING INCORPORATED

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-3247 (Commission File Number)	16-0393470 (I.R.S. Employer Identification No.)
One Riverfront Plaza, Corning, New York (Address of principal executive offices)	14831 (Zip Code)

(607) 974-9000

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value per share	GLW	New York Stock Exchange
3.875% Notes due 2026	GLW26	New York Stock Exchange
4.125% Notes due 2031	GLW31	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ((§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2024, Richard T. Clark, former Chairman, Chief Executive Officer and President of Merck & Co., Inc., retired from the Corning Incorporated (the “Company”) Board of Directors (the “Board”) after the May 2, 2024 Annual Meeting of Shareholders pursuant to the Board’s mandatory retirement policy, and after 12 years as a Corning Director and 11 years as Lead Independent Director. The Company’s independent directors appointed Stephanie A. Burns as Lead Independent Director, effective May 2, 2024. Dr. Burns is the former Chairman and Chief Executive Officer of Dow Corning Corporation and has served on the Company’s Board since 2012. Additionally, Mr. Donald W. Blair, retired Executive Vice President and Chief Financial Officer, Nike, Inc., retired from the Board of Directors following the 2024 Annual Meeting, after 10 years as a Corning Director.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 2, 2024. Of the 855,352,470 shares outstanding and entitled to vote (as of the March 5, 2024 record date), 750,286,843 shares were represented at the meeting, or an 87.71% quorum. The final results of voting for each matter submitted to a vote of shareholders at the meeting were as follows:

Proposal 1. Election of Directors. Elected the following 14 individuals to the Board to serve as directors until the Annual Meeting of Shareholders in 2025 and until their successors have been duly elected and qualified:

Name	Votes For	Votes Against	Abstain	Broker Non-Votes
Leslie A. Brun	645,609,885	16,522,827	1,085,829	87,068,302
Stephanie A. Burns	640,103,510	22,050,461	1,064,570	87,068,302
Pamela J. Craig	650,179,230	11,992,055	1,047,256	87,068,302
Robert F. Cummings, Jr.	626,630,096	35,485,270	1,103,175	87,068,302
Roger W. Ferguson, Jr.	631,406,276	30,676,735	1,135,530	87,068,302
Thomas D. French	656,634,048	5,391,268	1,193,225	87,068,302
Deborah A. Henretta	645,814,426	16,221,851	1,182,264	87,068,302
Daniel P. Huttenlocher	655,241,864	6,816,206	1,160,471	87,068,302
Kurt M. Landgraf	627,172,587	34,893,134	1,152,820	87,068,302
Kevin J. Martin	629,658,180	32,388,636	1,171,725	87,068,302
Deborah D. Rieman	622,399,299	39,756,534	1,062,708	87,068,302
Hansel E. Tookes II	562,137,912	99,509,322	1,571,307	87,068,302
Wendell P. Weeks	620,195,357	40,023,207	2,999,977	87,068,302
Mark S. Wrighton	644,496,678	17,590,517	1,131,346	87,068,302

Proposal 2. Advisory Vote to Approve the Compensation of our Named Executive Officers (Say on Pay): Approved, on an advisory basis (non-binding), the compensation of the Company’s named executive officers as described in detail in the Compensation Discussion and Analysis and the accompanying tables in our 2024 proxy statement.

Votes For	Votes Against	Abstain	Broker Non-Votes
580,645,392	79,823,314	2,749,835	87,068,302

Proposal 3. Ratification of the Appointment Independent Registered Public Accounting Firm: Ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ending December 31, 2024.

Votes For	Votes Against	Abstain	Broker Non-Votes
720,462,828	28,681,733	1,142,282	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNING INCORPORATED

By:	/s/ Linda E. Jolly
Name:	Linda E. Jolly
Title:	Vice President and Corporate Secretary

Date: May 3, 2024